Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 22, 2017, in the Amendment to Post-Effective Amendment No.1 to the Registration Statement (Form S-1 No. 333-209002) and related Prospectus of DarioHealth Corp., dated July 13, 2017.

Tel-Aviv, Israel	/s/ KOST FORER GABBAY & KASIERER
July 13, 2017	A Member of Ernst & Young Global